Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2014, relating to the financial statements of Dominion Cove Point LNG, LP appearing in Amendment No. 7 to Form S-1, of Dominion Midstream Partners, LP.

/s/ Deloitte & Touche LLP

October 21, 2014

Richmond, Virginia